Exhibit 99.1

Checkmate Pharmaceuticals Welcomes Industry Leader Jon Wigginton, M.D. to its Board of Directors

January 31, 2022

CAMBRIDGE, Mass., Jan. 31, 2022 (GLOBE NEWSWIRE) — Checkmate Pharmaceuticals, Inc. (NASDAQ: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced the addition of Jon Wigginton, M.D. to its Board of Directors (“Board”).

“Jon is a well-respected physician-scientist and drug development expert. With his diverse background, he has driven numerous clinical stage immuno-oncology development portfolios,” said Alan Fuhrman, Interim CEO and President of Checkmate. “We are thrilled to strengthen Checkmate’s Board by leveraging Jon’s broad experience across academia, government and the biopharmaceutical industry, as well as his lifelong career dedication to improving the lives of patients with cancer.”

Dr. Wigginton has over 25 years of experience in clinical oncology and currently serves as Senior Advisor and Chairman of the SAB at Cullinan Oncology, Inc. Dr. Wigginton previously served as Chief Medical Officer at Cullinan Oncology, Inc., and an advisor for MPM Capital. Prior, he was Chief Medical Officer at MacroGenics, where he led the company’s evolution of a fully-integrated clinical-stage cancer immunotherapy organization. Dr. Wigginton also held leadership positions at Bristol Myers Squibb as Therapeutic Area Head in Immuno-Oncology for Early Clinical Research and as Executive Medical Director and Group Medical Director of Discovery Medicine-Clinical Oncology, where he led early clinical development of the BMS Immuno-Oncology portfolio. Prior to that, Dr. Wigginton was Director, Clinical Oncology at Merck Research Laboratories. In addition, he previously served as President of the Society for Immunotherapy of Cancer (SITC). Earlier in his career, Dr. Wigginton worked at the National Cancer Institute for over 14 years and was Head of the Investigational Biologics Section in the Center for Cancer Research (intramural program). Dr. Wigginton is currently a member of the Board of Directors of Sutro Biopharma. He earned his M.D. and B.S in biology from the University of Michigan.

“I am excited to join the highly experienced Board at Checkmate,” commented Dr. Wigginton. “Cancer immunotherapy has revolutionized the treatment of patients with many solid tumors and hematologic malignancies. Vidutolimod, a unique CpG-A DNA TLR9 agonist, may provide a new approach to drive innate immunity and has demonstrated encouraging evidence of antitumor activity as a monotherapy and in combination with checkpoint inhibitors. I look forward to working with my colleagues on Checkmate’s Board and management team to help advance this new approach for the treatment of patients with cancer.”

About Checkmate

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (CMP-001), including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline; expectations regarding the results and analysis of data; and expectations regarding the timing, initiation, implementation and success of its planned and ongoing clinical trials for vidutolimod and the benefits and related implications of current and future partnerships and/or collaborations; and expectations regarding the Company’s use of capital, expenses and other financial results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 and in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall Advisors

781-235-3060

ksharma@macdougall.bio